Name of Fund:
1. Internet Tollkeeper Fund

2. Internet Tollkeeper Fund

3. Internet Tollkeeper Fund

4. Internet Tollkeeper Fund

5. Internet Tollkeeper Fund

6. Internet Tollkeeper Fund

7. Internet Tollkeeper Fund

8. Internet Tollkeeper Fund

9. Internet Tollkeeper Fund

10. Internet Tollkeeper Fund

Name of Underwriter From Who Purchased:

1. Merrill Lynch, Credit Suisse First Boston, Salomon Smith Barney, Allen & Company, Robertson Stephens, First Union, Sanford Bernstein

2. Donaldson Lufkin & Jenrette Securities, Banc of America Securities, Robertson Stephens & Co., Thomas Weisel Partners LLC

3. Credit Suisse First Boston, Robertson Stephens & Co.

4. Bear Stearns & Co., US Bancorp Piper Jaffery Inc., Hambrecht & Quist LLC

5. Bear Stearns & Co., Credit Suisse Boston, JP Morgan Securities, Inc.

6. Credit Suisse First Boston

7. Donaldson Lufkin & Jenrette, Securities, US Bancorp Piper Jaffrey Inc., Merrill Lynch, Credit Suisse First Boston

8. Bear Stearns & Co., Credit Suisse First Boston, J.P. Morgan Securities Inc.

9. Chase H & Q, US Bancorp Piper Jaffray

10. First Boston, Merrill Lynch, JP Morgan

Names of Underwriting syndicate members:
1. Goldman, Sachs & Co., Merrill Lynch, Morgan Stanley, Credit Suisse First Boston, Salomon Smith Barney, Lehman Brothers, Banc of America, M.R. Beal, Bear Stearns & Co.

2. Merrill Lynch, RBC Dominion Securities, WIT Soundview, CIBC World Markets

3. Credit Suisse First Boston, Robertson Stephens, WitSoundview Corporation, Donaldson, Lufkin & Jenrette, E*Offering Corp.

4. Goldman, Sachs & Co., Chase Hambrect & Quist, U.S. Bancorp, Piper Jaffray, Wit Soundview

5. Credit Suisse First Boston, JP Morgan Securities, Salomon Smith Barney, WitSoundview Corporation, Donaldson Lufkin & Jenrette, Merrill Lynch

6. Credit Suisse First Boston, Chase Securities, US Bancorp, Piper Jaffray, CIBC WorldMarkets, Dain Rauscher Inc., WitSoundview, Merrill Lynch

7. Credit Suisse First Boston, Merrill Lynch, Donaldson Lufkin & Jenrette, US Bancorp, Piper Jaffray, Inc., Chase Securites, WitSoundview Corporation

8. Credit Suisse First Boston, J.P. Morgan Securities, Salomon Smith Barney, WitSoundview Corporation, Donaldson Lufkin & Jenrette, Merrill Lynch

9. Chase H & Q, US Bancorp Piper Jaffray, Wit Soundview

10. Goldman Sachs, JP Morgan, Salomon Smith Barney, Banc of America Securities, DLJ, Soundview Technology

Name of Issuer:

1. AT & T Wireless Group

2. Exfo Electro Optical

3. Virage, Inc.

4. GoAmerica Inc.

5. Intertrust Technologies

6. New Focus Inc.

7. Handspring, Inc.

8. Intertrust Technologies

9. Witness Systems, Inc.

10. Corning Incorporated

Title of Security:

1. AT & T Wireless Group

2. Exfo Electro Optical

3. Virage, Inc.

4. GoAmerica Inc.

5. Intertrust Technologies

6. New Focus Inc.

7. Handspring, Inc.

8. Intertrust Technologies

9.  Witness Systems, Inc.

10. Corning Incorporated

Date of First Offering:

1. 5/2/00

2. 6/23/00

3. 6/29/00

4. 4/7/00

5. 4/6/00

6. 5/17/00

7. 6/20/00

8. 4/6/00

9. 2/9/00

10. 1/25/00

Dollar Amount Purchased:

1. 6,869,075.00

2. 462,270.00

3. 390,390.00

4. 2,249,600.00

5. 7,311,500.00

6. 657,400.00

7. 209,800.00

8. 7,311,500.00

9. 800,000.00

10. 8,900,850.00

Number of Shares Purchased:

1. 232,850

2. 17, 780

3. 35, 490

4. 140,600

5. 208,900

6. 32,780

7. 10,490

8. 208,900

9. 40,000

10. 58,800

Price Per Unit:

1. 29.50

2. 26.00

3. 11.00

4. 16.00

5. 35.00

6. 20.00

7. 20.00

8. 35.00

9. 20.00

10. 151.375

                        APPROVE RULE 10f-3 TRANSACTIONS*

                        Proposed Resolution to be Adopted
                               By the Trustees of
           Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust


                  RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended April 30, 2000, for the fixed income Funds, May 31, 2000 for the equity Funds, and June 30, 2000 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

                  FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended June 30, 2000, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.